As filed with the Securities and Exchange Commission on March 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VELODYNE LIDAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-1138508
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Velodyne Lidar, Inc.

5521 Hellyer Avenue

San Jose, California 95138

(Address of Principal Executive Offices)

VELODYNE LIDAR, INC. 2020 EQUITY INCENTIVE PLAN

(Full title of plan)

Anand Gopalan

Chief Executive Officer

5521 Hellyer Avenue

San Jose, California 95138

(Name and address of agent for service)

(415) 742-8199

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jeffrey R. Vetter Colin G. Conklin Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 550 Allerton Street Redwood City, California 94063 Tel: (650) 321-2400

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Velodyne Lidar, Inc. 2020 Equity Incentive Plan	10,968,197(2)	$12.49(3)	$136,992,780.53	$14,945.91

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)	Represents 10,968,197 shares of Common Stock issued or issuable pursuant to the grant of awards under the Velodyne Lidar, Inc. 2020 Equity Incentive Plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the shares of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on March 5, 2021.

EXPLANATORY NOTE

This registration statement (“Registration Statement”) includes a reoffer prospectus prepared in accordance with the requirements of General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale of up to 10,968,197 shares of our common stock (“Common Stock”) on a continuous or delayed basis of certain of those shares of Common Stock of Velodyne Lidar, Inc. (the “Company,” “Registrant,” “we” or “us”) that constitute “control securities” and/or “restricted securities” within the meaning of the Securities Act, by certain current and former directors, executive officers and other employees of the Registrant (the “Selling Stockholders”), for their own accounts. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

Velodyne Lidar, Inc.

10,968,197 Shares of Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 10,968,197 shares of common stock, par value $0.0001 per share, of Velodyne Lidar, Inc., a Delaware corporation (“Common Stock”). This Reoffer Prospectus covers 10,968,197 shares of Common Stock issued or issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholder under the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”), including restricted stock units, restricted stock awards, stock options and performance stock units. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders include current and former directors, executive officers and other employees, some of which are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Certain shares of Common Stock that have been or will be issued pursuant to restricted stock units, restricted stock awards, stock options and performance stock units granted to certain Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. Certain other shares of Common Stock that have been or will be issued pursuant to restricted stock units, restricted stock awards and performance stock units granted to certain other Selling Stockholders will be “restricted securities” under the Securities Act before their sale under this prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “VLDR.” On March 5, 2021, the last reported sale price of our Common Stock was $12.96 per share.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6 OF THIS REOFFER PROSPECTUS.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is March 8, 2021.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this Reoffer Prospectus to “we,” “us,” “our,” “our company,” “the Company,” “Velodyne,” and “Velodyne Lidar” refer to Velodyne Lidar, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and any accompanying prospectus supplement contains forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on the expectations and beliefs of management of Velodyne in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include statements about the future performance and opportunities of Velodyne; statements of the plans, strategies and objectives of management for future operations of Velodyne; statements regarding future economic conditions or performance; and statements about market size and addressable market. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements.

The following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	Velodyne’s future performance, including Velodyne’s revenue, costs of revenue, gross profit or gross margin, and operating expenses;

•	the impact of the COVID-19 pandemic on Velodyne’s business and the business of its customers;

•	the sufficiency of Velodyne’s cash and cash equivalents to meet its operating requirements;

•	Velodyne’s ability to sell its products to new customers;

•	the success of Velodyne’s customers in developing and commercializing products using Velodyne’s solutions, and the market acceptance of those products;

•	the amount and timing of future sales;

•	Velodyne’s future market share;

•	competition from existing or future businesses and technologies;

•	the market for and adoption of lidar and related technology;

•	Velodyne’s ability to effectively manage its growth and future expenses;

•	Velodyne’s ability to compete in a market that is rapidly evolving and subject to technological developments;

•	Velodyne’s estimated total addressable market and the market for autonomous solutions;

•	Velodyne’s ability to maintain, protect, and enhance its intellectual property;

•	Velodyne’s ability to comply with modified or new laws and regulations applying to its business;

•	the attraction and retention of qualified employees and key personnel;

•	Velodyne’s ability to introduce new products that meet its customers’ requirements and to continue successfully transitioning the manufacturing of its products to third-party manufacturers;

•	Velodyne’s anticipated investments in and results from sales and marketing and research and development;

•	the increased expenses associated with Velodyne being a public company;

•	use of the Velodyne’s cash and cash equivalents;

•	other factors detailed under the section entitled “Risk Factors.”

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about Velodyne’s plans, strategies and prospects, which are based on information available as of the date of this Reoffer Prospectus. Except to the extent required by applicable law, Velodyne undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this Reoffer Prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. Potential investors should read the entire Reoffer Prospectus carefully, including the risks of purchasing our Common Stock discussed in “Risk Factors.”

THE COMPANY

Velodyne Lidar, Inc.

Velodyne is the global leader in lidar technology providing real-time 3D vision for autonomous systems, which Velodyne calls smart vision. Velodyne’s smart vision solutions are advancing the development of safe automated systems throughout the world, thereby empowering the autonomous revolution by allowing machines to see their surroundings. In automotive applications, Velodyne’s products improve roadway safety by providing perception data for reliable object avoidance and safe path-planning. Velodyne has a vision called LIVE, Lidar in Vehicles Everywhere, which encompasses a mass-produced lower cost lidar sold for every model of car and truck. Velodyne believes safety on the roadways is for everyone. To improve roadway, bicycle, and pedestrian safety, Velodyne sells automotive solutions to the rapidly expanding ADAS market, which will incrementally address the requirements of the NHTSA 5-Star Safety Ratings System. Velodyne’s lidar-based smart vision solutions are also deployed in many non-automotive applications, such as autonomous mobile robots, UAVs, last-mile delivery, precision agriculture, advanced security systems, and smart city initiatives, among others. Velodyne’s first products were commercially available in 2010. Since then, Velodyne has shipped over 40,000 units and generated cumulative sales of over $570 million. While purchases have been primarily focused on research in development projects, several of Velodyne’s non-automotive customers are in commercial production with their offerings. Velodyne estimates that Velodyne is addressing a market opportunity for its technology solutions of approximately $11.9 billion in 2022, with roughly 60% attributable to automotive applications. Velodyne believes that it is approaching the inflection point of adoption of lidar solutions across multiple end markets and that Velodyne is well-positioned, with strong customer relationships and a growing government interest in urban safety, to take advantage of these opportunities.

Recent Developments

In response to the global COVID-19 pandemic, the Company deployed early, rigorous health and safety protocols related to COVID-19 and increased automation at its manufacturing facilities. However, in the fourth quarter of 2020, the Company’s San Jose factory confirmed its first case of COVID-19, and further cases have been reported. This reduced production capabilities at its manufacturing sites later in the quarter and impaired the Company’s ability to fulfill certain of its customers’ orders in December 2020. A substantial portion of these deliveries are expected to be fulfilled by the Company in the first quarter of 2021 and the Company is implementing measures to meet anticipated incremental customer demand in 2021.

Largely as a result of these COVID-19 related disruptions, the Company announced on January 7, 2021 that it now estimates fourth quarter 2020 revenue in a range of $15.5 million to $16.0 million and full-year 2020 revenue of approximately $94 million versus $101 million as previously provided as guidance for the full year. Without these unexpected end-of-year disruptions, the Company believes it would have met prior revenue guidance for 2020. Demonstrating the Company’s efficient business model, the Company also announced on January 7, 2021 that it expects to meet or exceed guidance on other important financial metrics provided for the year, including non-GAAP gross margin percentage and operating loss.

Given the uncertainty around COVID-19 worldwide and its downstream impacts, and customer implementation timelines that are outside of the Company’s control, the Company has less visibility on the timing of expected purchase orders and other projects in the pipeline. The Company is monitoring the situation daily to understand COVID-19’s impact on signed and awarded business, and other developments in customer plans affecting the new business funnel, bookings, the Company’s manufacturing capacity, and, ultimately, revenue. With this reduced visibility and out of an abundance of caution, the Company announced on January 7, 2021 that it withdrew any previous financial guidance for 2021.

At the end of the fourth quarter of 2020, the Company had $350.4 million in cash on its balance sheet which included $73.7 million of proceeds from the voluntary early exercise of a portion of the Company’s outstanding warrants.

Background

On September 29, 2020, the Company (formerly known as Graf Industrial Corp.) consummated its business combination with Velodyne Lidar, Inc. (currently known as Velodyne Lidar USA, Inc.) (“Legacy Velodyne”), a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated as of July 2, 2020 (as amended and clarified on August 20, 2020, the “Merger Agreement”), by and among the Company (formerly known as Graf Industrial Corp.), VL Merger Sub Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company (“Merger Sub”), and Legacy Velodyne. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Upon the consummation of the Business Combination, VL Merger Sub Inc. merged with and into Legacy Velodyne, with Legacy Velodyne surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned indirect subsidiary of the Company. In connection with the closing of the Business Combination, the Company changed its name from Graf Industrial Corp. to Velodyne Lidar, Inc. Prior to the Business Combination, Graf Industrial Corp. was a special purpose acquisition company that completed its initial public offering in October 2018.

The Company’s Common Stock is currently listed on the Nasdaq Global Select Market under the symbol “VLDR.” The Company’s warrants are currently listed on the Nasdaq Global Select Market under the symbol “VLDRW.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

About This Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 10,968,197 shares of Common Stock, issued or issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholder under the 2020 Equity Incentive Plan, including restricted stock units (“RSUs”), restricted stock awards (“RSAs”), stock options and performance stock units (“PSUs”). Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

Our principal executive offices are located at 5521 Hellyer Avenue, San Jose, California 95138, and our telephone number is (669) 275-2251. We are an “emerging growth company” under the JOBS Act and therefore we are subject to reduced public company reporting requirements.

Our website address is www.velodynelidar.com. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus.

RISK FACTORS

An investment in shares of Common Stock involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in shares of Common Stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Current Report on Form 8-K, initially filed with the SEC on October 5, 2020 (the “Closing 8-K”), and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, initially filed with the SEC on November 11, 2020, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. You should also review our current reports on Form 8-K that are listed herein for a description of changes in our management and Board of Directors. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in shares of Common Stock.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Common Stock. All proceeds from the sale of the shares of Common Stock will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

DESCRIPTION OF SECURITIES

The information set forth in the section titled “Description of Securities” of the Closing 8-K is incorporated herein by reference.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the Selling Stockholders and the shares of Common Stock beneficially owned by the Selling Stockholders as of December 31, 2020 and the percentage of beneficial ownership is calculated based on 180,095,818 shares of Common Stock outstanding as of such date. The Selling Stockholders may offer all, some or none of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of Common Stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders following the resales contemplated by this Reoffer Prospectus because the Selling Stockholders may offer some or all of their shares of Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. We cannot advise you as to whether the Selling Stockholders will, in fact, sell any or all of such shares of Common Stock.

We have determined beneficial ownership in the manner described in footnote (2) to the table below and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Stockholder(1)	Common Stock Beneficially Owned Prior to the Resale(2)	% of Common Stock Beneficially Owned Prior to the Resale	Common Stock Offered for Resale(2)	Common Stock Beneficially Owned After Completion of the Resale	% of Common Stock Beneficially Owned After Completion of the Resale
David S. Hall(3)	59,994,200	33.3%	223,676	59,770,524	33.1%
Shares subject to voting proxy(3)	38,631,440	21.5%	—	38,631,440	21.5%
Total	98,625,014	54.7%	223,676	98,401,964	54.6%
Dr. Anand Gopalan(4)	3,727,943	2.0%	3,727,943	—	—
Marta Thoma Hall(5)	6,457,774	3.6%	521,909	5,935,865	3.3%
Andrew Hamer(6)	303,205	*	303,205	—	—
Barbara Samardzich(7)	104,381	*	104,381	—	—
Christopher Thomas(8)	74,558	*	74,558	—	—
Laura Tarman(9)	38,411	*	38,411	—	—
Sally Frykman(10)	89,468	*	89,468	—	—
Joseph Michael Jellen(11)	3,935,727	2.2%	3,935,727	—	—
Thomas Tewell(12)	521,909	*	521,909	—	—
Mathew Rekow(13)	387,703	*	387,703	—	—
Michael Vella(14)	104,381	*	104,381	—	—
Current Employees(15)	3,112,448	1.7%	3,112,448	—	—
Former Employees(16)	1,565,164	*	1,565,164	—	—

*	Represents beneficial ownership of less than 1%.

(1)	This information is based on 180,095,818 shares of Common Stock outstanding at December 31, 2020. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Velodyne believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 5521 Hellyer Avenue, San Jose, California 95138.

(2)	The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of December 31, 2020 or will become exercisable, vested or convertible within 60 days after December 31, 2020.

(3)	Includes 223,676 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs. The shares subject to voting proxy consist of shares of Common Stock held by other former Velodyne stockholders over which, except under limited circumstances, Mr. Hall holds an irrevocable proxy, pursuant to agreements between Mr. Hall and such stockholders, including certain of the Company’s directors and officers.

(4)	Consists of (i) 2,038,697 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs, (ii) 1,101,683 shares of Common Stock issuable pursuant to PSUs and (iii) 587,563 shares of Common Stock either issued pursuant to the settlement of stock options after December 31, 2020 or issuable in respect of unvested stock options.

(5)	Includes 521,909 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(6)	Consists of 303,205 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(7)	Consists of 104,381 shares of Common Stock issued pursuant to the settlement of RSUs after December 31, 2020.

(8)	Consists of 74,558 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(9)	Consists of 38,411 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(10)	Consists of 89,468 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(11)	Consists of (i) 3,741,876 shares of Common Stock issued pursuant to a RSA and (ii) 193,851 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(12)	Consists of 521,909 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(13)	Consists of 387,703 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(14)	Consists of 104,381 shares of Common Stock either issued pursuant to the settlement of RSUs after December 31, 2020 or issuable in respect of unvested RSUs.

(15)	Consists of (i) 2,739,729 shares of Common Stock issued pursuant to the settlement of RSUs after December 31, 2020 and (ii) 372,719 shares of Common Stock issed pursuant to the settlement of PSUs after December 31, 2020, which are held by the following 178 non-affiliate persons (last name listed first), each of whom is a current employee and beneficially owns less than 1% of shares of Common Stock: Abella, Jean; Alejandro, Mia; Anderson, Daniel; Appio, Linda; Applegate, Diane; Arredondo, Alejandro; Badhan, Aniket; Banas, Tyler David; Barad, Jonathan; Barnes, Andrew; Bartra, Katherine; Baykin, Seva; Bhat, Anirudha; Boby, Danny; Boctor, Mary; Bourdi, Nabil; Brown, Clyde; Bruner, Natalya; Bryant, Jeremy; Bui, Sally; Cai, Zhongping; Camera, Kevin; Cattley, David; Chen, Aaron; Chen, Danyi; Cirit, Sadettin; Coates, Maxton; Cochran, Scot; Cosma, Andrei; Cuturrufo, Anthony; Cuturrufo, Christopher; Del Rio, Abel; Desrosier, Peter; Diamant, Nir; Dolganov, Andrei; Dondlinger, Nathan; Dong, Nhung Thi; Eaton, Brenda; Edwards, Phillip; Eng, Daniel; Erbug, Mehmet; Esau, Michelle; Etheridge, William; Ferreira, Fabio; Flores, Natalie; Gala, Ameeta; Gauci, Pamela; Gonzalez, Jaime; Goyal, Abhilash; Gradu, Mircea; Green, Marshal; Guillemaud, Nikolas; Guntur Ranganath, Deepak; Heeren, David; Hegde, Shreedutt; Hodges, Daniel; Hoidn, Joshua; Hosagrahar, Ishwar; Huang, Bin; Huynh, Dung; Jain, Vishal; Kan, Larry; Kariru, Michael; Katara, Kunal; Khairnar, Reshma; Khatana, Sunil; Kong, Hyung; Koziol, Marek; Krider, Kimberly; Kua, John; Kurysh, Viktor; Kwong, David; Lakshmi, Arthiha; Lee, Jae; Li, Jennifer; Li, Jiajin; Lin, Wanchen; Liou, Raymond; Liu, Yongsheng; Lo, Burton; Lo, Kwok; Loeff, Adrian; Lumish, Shaina; Ly, Jenny; Marathe, Abhijit; Marques, Alexander; McDermott, John; McGill, Kyle; Mekertichian, Alen; Meyers, Samuel; Milgrome, Oren; Mittal, Gaurav; Mu, Chenpeng; Muthu, Iswarya; Muthukumaran, Vijay; Nagaraj, Sushma; Naikal, Nikhil; Nair, Sharath; Nakra, Akshay; Nestinger, Stephen; Nguyen, David; Nguyen, Kimberly; Nguyen, Man; Nguyen, Quyen; Nguyen, Vicky; Nissen, Laurel; Nutalapati, Phani; O'Keeffe, Vanessa; Ortega De Hernandez, Angelica; Paraschos, Cynthia; Patel, Dharmen; Patel, Sheetal; Patron Perez, Alonso; Pea, Joseph; Peacock-Dawe, Sonya; Pelton, Kyle; Peredo, Michael; Perez-Castro, Maria; Pfnuer, Stefan; Pham, Harvey; Pham, Robert Tran; Pinto, Roger Julian; Pooler, Eric Sean; Putney, Kaitlin; Putra, Tatang; Quintana, Robin; Radzko, Dzmitry; Ramesh Koundinya, Samarth; Rangarajan, Suresh; Rapolu, Nishitha; Reist, Robert James; Reyes Martinez, Cristhian; Reyes, Jesus; Rhoads, Nancy; Rianda, Tim; Roberts, James; Rodriguez, Luis; Sakthidharan, Balakrishnan; Schricke, Philippe; Schwandt, James; Shah, Ayush; Shen, David; Shepherd, Jesse; Shettigara, Rajanatha; Singamsetty, Nagavenkatasri; Singh, Ravinder; Singhal, Arpit; Skelton, Karen; Smidt, Erich; Sokoll, Aaron; Song, Yang; Streeter, Carrie; Suresh Doss, Gokul; Takacsne, Zsuzsa; Takahashi, Kazunori; Tedesco, Arlyn; Thakur, Rajeev; Thompson, Christopher; Toussaint, Ryan; Tran, Trung; Tschirhart, Nancy; Udhayakumar, Sanjay; Vallez, Heidi; Venkatesan, Pravin; Villafranco, Geovany; Vu, Anh Quoc; Wang, Suqin; Weng, Wei; Wick, Jeffrey; Wilkerson, Nathan; Wolford, Monte; Wong, Benson; Wu, Alecia; Xu, Wenyu; Xu, Yaohua; Yu, Meng-Day; Zavalkovsky, Evgeny; Zhang, Wenyuan.

(16)	Consists of (i) 1,123,416 shares of Common Stock issued pursuant to the settlement of RSUs after December 31, 2020 and (ii) 441,748 shares of Common Stock issued pursuant to a RSA, which are held by the following 136 non-affiliate persons (last name listed first), each of whom is a former employee and beneficially owns less than 1% of shares of Common Stock: Ahluwalia, June; Aiyaswamy, Parthasarathy; Balaji, Ekambaram; Bansal, Amit; Baumel, William; Berseth, Eric; Bertini, Frank; Bowler, Robert; Brown, Robert; Burkhert, John; Caliboso, Efren; Cantu, Stephanie; Chai, Yuchen; Chea, Alvin; Cheung, Ho; Chung, Kin; Cine Paez, Guillermo; Colonia, Jorge; Cowan, Daniel; Delgado, Linda; Desai, Pranav; Devarasetty, Vidyavathi; Dinh, Joseph; Dolganov, Mikhail; Eggert, John; Franklin, Kathleen; Frye, Ana; Fukunaga, Hideo; Gennette, Marites; Ginn, Altie; Glembocki, Stefan; Golden, Russell; Goldman, Ken; Goodman, Frances; Gordei, Dmitri; Goyal, Pankaj; Grant, Alexandra; Hall, Savannah; Hernandez, Luis; Herrera, Griselda; Hoang, Hien; Huang, Yin-Min; Huynh, Tony; Jacques, Brandon; Jariwala, Ami; Kamau, Angela; Kigano, Rachel; Kirpekar, Sujit; Ko, Jonathan; Koontz, Thane; Korzh, Aleksandr; Kouri, Nicholas; Kulkarni, Amey; Kunda, Sri; Lam, Nam; Lara, Veronica; Law, Jason; Le, Hong; Le, Trang; Lederer-Pon, Thomas; Ledford, Kenneth; Lew, Derek; Lewis, Brian; Listol, Eric; Lovato, Carlos; Lu, Qinq; Luk, Shing; Luke, Gary; Luong, Eva; Marr, Mercedez; Medeiros, Kyle; Micael, Richard; Montero Orozco, Cesar; Myers, Thomas; Nelson, Andrew; Nezami, Amjad; Ngo, Nikki; Nguyen, Michelle; Nguyen, Thuc; Nguyen, Thuong; Nguyen, Tran; Nguyen, Vinh; Nowacki, Matthew; Obeso, Mario; Pacheco, Karina; Parkin II, Michael; Patel, Anil P; Patil, Aditya; Pham, Andy; Phul, Harinder; Piasecki, Mary; Piedra, Blanca; Pingue, Michael; Polukhina, Lidiya; Portasenok, Anastasia; Ramachandran, Tirukkur; Remelman, Adam; Risi, Kelsey; Rogan, Barbara; Rogren, Garrett; Rohde, Daniel; Rustin, Steven; Salcedo, Ernesto; Sanchez, Brenda; Shamalta, Maryam; Shi, Allen; Shonk, Steven; Siers, Benjamin; Slotfeldt, Tore; Solis Antillon, Daniel; Sun, Pang-Chen; Swanson, Christine; Tedone, Matthew; Tenuta, Matthew; Townsend, John; Tran, An; Tran, Chuong; Tran, Minh; Tran, Terrence; Tran, Vien; Trujillo, Maria; Tsai, Wen; Vaidyanath, Arun; Vala, Kouros; Vega, Agustin; Vu, Bao; Vu, Danny; Vu, Hoan; Wevers, William; White, Alexis; Wojtczyk, Martin; Yildirim, Gulin; Yoder, Rick; Yu, Jie; and Zhang, Zhibin.

Listing of Common Stock

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “VLDR.”

Other Material Relationships with the Selling Stockholders

Employment Relationships

Dr. Gopalan entered into an amended and restated employment agreement following the Business Combination. Each of Mr. Hamer, Ms. Tarman, Ms. Frykman, Mr. Jellen, Mr. Tewell, Mr. Rekow and Mr. Vella have provided and continue to provide, services to Velodyne commensurate with his or her role.

Indemnification Agreement

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Amended and Restated Certificate of Incorporation and bylaws also provide the board of directors with discretion to indemnify officers and employees when determined appropriate by our board of directors.

We (and/or our subsidiaries) have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Amended and Restated Certificate of Incorporation and bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Lock-Up Agreements

Substantially all of the stockholders of Legacy Velodyne have entered into or are subject to agreements (the “Lock-Up Agreements”) pursuant to which they have agreed, subject to certain customary exceptions, not to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise until March 29, 2021. The restrictions in these Lock-Up Agreements have been waived to the extent necessary to allow for the sale of shares of Common Stock to satisfy the tax withholding obligations due upon settlement of approximately 6,792,454 RSUs on or before March 15, 2021.

Graf Acquisition LLC agreed that it will not Transfer (as defined below) any of its Founder shares of Common Stock until the earlier of (i) one (1) year after closing of the Business Combination and (ii) subsequent to the closing of the Business Combination, if the price of our Common Stock exceeds $12.00 per share (provided that the applicable thirty (30) trading day period commences at least 150 days after the closing of the Business Combination). “Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the Nasdaq Global Select Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California has passed upon the validity of the Common Stock of Velodyne offered by this Reoffer Prospectus.

EXPERTS

The financial statements of Graf Industrial Corp. as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and the period from June 26, 2018 (inception) through December 31, 2018, incorporated into this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 of Velodyne Lidar, Inc. (formerly Graf Acquisition Corp.) filed on March 10, 2020, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon dated March 10, 2020, and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Velodyne Lidar, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, included as Exhibit 99.2 to the registration statement, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report thereon. Such financial statements have been included in the registration statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.velodynelidar.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after such information is electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

We incorporate information into this Reoffer Prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except to the extent superseded by information contained in this Reoffer Prospectus or by information contained in documents filed with the SEC after the date of this Reoffer Prospectus. This Reoffer Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 10, 2020;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, filed with the SEC on May 11, 2020, June 30, 2020, filed with the SEC on August 10, 2020, and September 30, 2020, filed with the SEC on November 9, 2020;

•	our Current Reports on Form 8-K filed with the SEC on April 16, 2020, July 6, 2020, July 23, 2020, August 6, 2020, August 21, 2020, September 15, 2020 (with respect to Item 3.01), September 25, 2020, September 29, 2020 (with respect to Item 5.07), October 5, 2020, January 13, 2021 and January 22, 2021, February 18, 2021, February 22, 2021, February 25, 2021, March 2, 2021 and March 4, 2021 (in each case, excluding “furnished” and not “filed” information); and

•	the description of the Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A12B filed on September 29, 2020, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Reoffer Prospectus and prior to the filing of a post-effective amendment to the registration statement of which this Reoffer Prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Velodyne Lidar, Inc., Attention: General Counsel, 5521 Hellyer Avenue, San Jose, California 95138, (669) 275-2251.

10,968,197 Shares of Common Stock

REOFFER PROSPECTUS

March 8, 2021

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 10, 2020;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, filed with the SEC on May 11, 2020, June 30, 2020, filed with the SEC on August 10, 2020, and September 30, 2020, filed with the SEC on November 9, 2020;

•	our Current Reports on Form 8-K filed with the SEC on April 16, 2020, July 6, 2020, July 23, 2020, August 6, 2020, August 21, 2020, September 15, 2020 (with respect to Item 3.01), September 25, 2020, September 29, 2020 (with respect to Item 5.07), October 5, 2020, January 13, 2021 and January 22, 2021, February 18, 2021, February 22, 2021, February 25, 2021, March 2, 2021 and March 4, 2021 (in each case, excluding “furnished” and not “filed” information); and

•	the description of the Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A12B filed on September 29, 2020, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our amended and restated bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his action in that capacity, whether or not Delaware law would otherwise permit indemnification.

We have entered into indemnification agreements with each of our directors and executive officers and intend to enter into indemnification agreements with certain other key employees. The form of agreement provides that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38703	3.1	October 5, 2020
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-38703	3.2	October 5, 2020
4.3	Specimen Common Stock certificate of the Registrant.	S-1/A	333-227396	4.2	October 9, 2018
5.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1*	Consent of WithumSmith+Brown, PC.
23.2*	Consent of KPMG LLP, independent registered public accounting firm.
23.3*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page to the registration statement).
99.1	The Registrant’s 2020 Equity Incentive Plan, including form agreements.	8-K	001-38703	10.2	October 5, 2020
99.2*	The Registrant’s Consolidated Financial Statements as of December 31, 2019 and 2018, and for each of the Years in the Three-Year Period Ended December 31, 2019.
99.3	Unaudited Pro Forma Condensed Consolidated Financial Information of the Registrant at September 30, 2020.	S-8	333-253970	99.4	March 8, 2021

*       Filed herewith.

Item 9. Undertakings.

A.        The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.     To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 8th day of March, 2021.

VELODYNE LIDAR, INC.

By:	/s/ Anand Gopalan
Anand Gopalan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Anand Gopalan and Andrew Dunn Hamer and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post- effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anand Gopalan	Chief Executive Officer and Director	March 8, 2021
Anand Gopalan	(Principal Executive Officer)

/s/ Andrew Hamer	Chief Financial Officer	March 8, 2021
Andrew Hamer	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Joseph B. Culkin	Chairman and Director	March 8, 2021
Joseph B. Culkin

/s/ Michael E. Dee	Director	March 8, 2021
Michael E. Dee

	Director	March 8, 2021
Marta Thoma Hall

/s/ Barbara Samardzich	Director	March 8, 2021
Barbara Samardzich

/s/ Christopher Thomas	Director	March 8, 2021
Christopher Thomas

/s/ Hamid Zarringhalam	Director	March 8, 2021
Hamid Zarringhalam